As filed with the Securities and Exchange Commission on January 2, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Exchange Act of 1933

NU SKIN ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		87-0565309 (IRS Employer Identification No.)

75 West Center Street
Provo, UT 84601
(Address of Principal Executive Offices and Zip Code)

Second Amended and Restated Nu Skin Enterprises, Inc.
1996 Stock Incentive Plan
(Full title of the plan)

Steven J. Lund
President and Chief Executive Officer
NU SKIN ENTERPRISES, INC.
75 West Center Street
Provo, Utah 84601
(801) 345-6000
(Name, address and telephone number, including area code,
of agent for service)

Copies to:
Nolan S. Taylor , Esq. Dorsey & Whitney LLP 170 South Main Street, Suite 900 Salt Lake City, Utah 84101 (801) 933-7360		M. Truman Hunt Executive Vice President, Secretary and General Counsel Nu Skin Enterprises, Inc. 75 West Center Street Provo, UT 84601 (801) 345-6000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximm offering price per share (2)	Proposed maximum aggregate offering price	Amount of Registration Fee
Class A Common Stock, par value $.001 per share	4,000,000 shares	$12.14	$48,560,000	$4,468

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminable number of shares of the registrant's Class A common stock which may become issuable under the antidilution provisions of the Second Amended and Restated Nu Skin Enterprises, Inc. Stock Incentive Plan.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) based upon the average of the high and low prices of the Class A common stock as reported on the New York Stock Exchange on December 31, 2002.

EXPLANATORY NOTE

        This registration statement registers 4,000,000 additional shares of the Class A common stock of Nu Skin Enterprises, Inc. (the “Company”) to be issued pursuant the Second Amended and Restated Nu Skin Enterprises, Inc. 1996 Stock Incentive Plan. Accordingly, the contents of the previous Form S-8 Registration Statement No. 333-48611 filed on March 25, 1998 by the Company with the Securities and Exchange Commission (as amended pursuant to the Post-Effective Amendment No. 1 filed on January 2, 2003) to register 3,825,000 shares of the Company’s Class A common stock are incorporated by reference into this registration statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

        The Exhibits to this registration statement are listed in the Exhibit Index of this registration statement, which Exhibit Index is incorporated in this registration statement by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on December 31, 2002.

NU SKIN ENTERPRISES, INC. (Registrant) By: /s/ Steven J. Lund Steven J. Lund Its: Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Steven J. Lund and M. Truman Hunt, acting together or singly, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the dates indicated by the following persons in the capacities indicated.

Signature	Title	Date
/s/ Blake M. Roney Blake M. Roney	Chairman of the Board of Directors	December 31, 2002

/s/ Steven J. Lund Steven J. Lund	President and Chief Executive Officer and Director (Principal Executive Officer)	December 31, 2002

/s/ Ritch Wood Ritch Wood	Chief Financial Officer (Principal Financial and Accounting Officer)	December 31, 2002

/s/ Sandra N. Tillotson Sandra N. Tillotson	Senior Vice President, Director	December 31, 2002

/s/ Brooke B. Roney Brooke B. Roney	Senior Vice President, Director	December 31, 2002

Signature	Title	Date
/s/ Max L. Pinegar Max L. Pinegar	Senior Vice President, Director	December 31, 2002

/s/ Daniel W. Campbell Daniel W. Campbell	Director	December 31, 2002

/s/ E.J. "Jake" Garn E.J. “"Jake” Garn	Director	December 31, 2002

/s/ Paula Hawkins Paula Hawkins	Director	December 9, 2002

/s/ Andrew D. Lipman Andrew D. Lipman	Director	December 10, 2002

/s/ Takashi Bamba Takashi Bamba	Director	December 31, 2002

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
5.1	Opinion of Dorsey & Whitney LLP regarding the legality of the securities covered by this Registration Statement
23.1	Consent of PricewaterhouseCoopers LLP, independent accountants
23.2	Consent of Dorsey & Whitney LLP (included as part of Exhibit 5.1)
24.1	Power of Attorney (included with the signatures in Part II of this registration statements